Exhibit 10.2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Amendment #01

to the COMMERCIAL MANUFACTURING SERVICES AND SUPPLY AGREEMENT (“Agreement”), dated March 2, 2016 by and between

Lipocine Inc., with offices at 675 Arapeen Drive, Suite 202, Salt Lake City, UT 84108 (“Customer”),

and

MW Encap Ltd., Units 1-8 Oakbank Park Way Livingston, EH53 0TH United Kingdom, a NextPharma company, (“Encap”).

Each of Encap and Customer may be referred to herein individually as a “Party,” and Encap and Customer may be referred to collectively as the “Parties.” Capitalized terms used herein and not defined will have the meanings ascribed to them in the Agreement.

WHEREAS, the Agreement has been concluded on the assumption that a marketing authorization for the Customer Product would be granted by the Food and Drug Administration be granted within eighteen (18) months from the Effective Date of the Agreement.

WHEREAS, since the Customer Product is currently still under review by the Food and Drug Administration the Parties agreed to adapt the Agreement to take the new circumstances into account;

NOW THEREFORE, for good and valuable consideration, the Parties agree as follows:

1.	DEFINITIONS AND GENERAL MATTERS

1.1.	The definition of Launch Stock as set out in Section 1.1 of the Agreement shall be replaced by the following:

““Launch Stock” means a certain quantity of Product units whereby the aggregate quantity of the Launch Stock needs to be spread on single Purchase Order(s) per month and quantity per Purchase Order shall not exceed [***] of Product per month.”

1.2.	The definition of “Minimum Purchase Requirement” set out in Section 1.1 of the Agreement is deleted and all cross references within the Agreement – including but not limited to Section 8.1 of the Agreement - shall no longer apply.

1.3.	Section 1.1 of the Agreement shall be supplemented as follows:

““Order Quantity” means a quantity of units of Product of up to [***] of Product per month.”

1.4.	The definition of “Product” set out in Section 1.1 of the Agreement shall be replaced by the following:

““Product” means 112.5 mg Testosterone undecanoate capsule drug product (“Product Capsules”) as more fully described in the Specifications.”

2.	FORECASTS AND ORDERS

2.1.	Section 3.2 of the Agreement shall be replaced by the following:

“Steady State Rolling Forecasts. No later than one hundred and fifty (150) days prior to Commercialization, Customer shall submit on a monthly basis to Encap a good faith estimated twelve (12) month rolling forecast of the quantity of Product Customer expects to order for delivery commencing with the month following the month in which such forecast is provided as well as the desired delivery date (“Forecast’’). Such Forecast shall remain in force until replaced by a more current version. Each Forecast shall be non-binding, with the exception of the Forecast (i) provided within the first [***] as of the execution of this Amendment where the respective first [***] days of the Forecast shall be considered a firm order for Product and (ii) provided thereafter where the respective [***] days of the Forecast shall be considered a firm order for Product (“Firm Order’’).

2.2.	Section 3.3 of the Agreement shall be replaced by the following:

“Purchase Orders. The Customer shall submit a purchase order corresponding to the Firm Order (“Purchase Order”) for the Order Quantity (i) within the first six (6) months as of the execution of this Amendment according to Section 10.2 of this Amendment not later than [***] days in advance of the delivery date requested in the Purchase Order, and (ii) thereafter not later than [***] days in advance of the delivery date requested in the Purchase Order. Each Purchase Order shall amount to the Order Quantity and specify Customer’s Purchase Order number, the requested delivery date, the invoice address, the shipping address and any further information necessary or reasonably requested by Encap to facilitate the shipment of Product. Encap shall acknowledge receipt of Purchase Orders within ten (10) business days of receipt of the Purchase Order and Encap shall notify Customer immediately in writing if at any time Encap has reason to believe that it will not be able to fill a Firm Order (a “Supply Deficiency Notice”). Beginning with the [***] Purchaser Order delivered with the Firm Order portion of a Forecast, should Encap thereafter deliver to Customer [***] Supply Deficiency Notices in response to [***] consecutive Purchase Orders, or more than [***] Supply Deficiency Notices in any twelve (12) month rolling period, then a “Supply Failure” shall be deemed to have occurred and the provisions of Section 3.7 shall apply.

2.3.	Section 3.9 of the Agreement shall be replaced by the following:

“Reservation of Capacity. Encap will ensure that it will be in a position to manufacture and supply [***] units of Product per month and an aggregate maximum of [***] units of Product in a twelve (12) month period based on the rolling Forecast submitted pursuant to Section 3.2 above. Notwithstanding the foregoing, in case the quantities according to the provided Forecast amount to a quantity lower than the aforementioned, a lower capacity for the twelve (12) months period will be held. Should the Customer determine that it requires a quantity greater than [***] units of Product in any twelve (12) months, then the Parties shall negotiate in good faith any activities, costs and resources associated with such increased production demand.”

3.	PRICE; PAYMENT TERMS; TITLE

3.1.	Section 4.6 of the Agreement shall be replaced by the following:

“Credit. In the event that Customer fails to timely pay [***] or more undisputed invoices owed pursuant to Section 4 in a given calendar year, and fails to remedy such failure to pay within [***] days’ advanced written notice by Encap of such failure to pay, then Encap may: (a) upon [***] days’ advance written notice, cancel any Purchase Order for Products previously accepted by Encap that were not yet produced until Customer remedies such past due payments, or (b) upon [***] days’ advance written notice, change or limit the amount or duration of credit to be allowed to Customer.”

3.2.	Section 4 of the Agreement is to be extended by the following:

“4.7 Supply Price Increase. “Commencing on [***] and each anniversary date thereafter during the Term, upon [***] days’ prior written notice and only once per calendar year, the Supply Price may be adjusted by Encap as follows: [***].”

4.8 Supply Price Adjustment. As consequence pursuant to Section 3.9 and/or 10.4, the Customer may request a pricing review. The Parties shall negotiate and agree in good faith to adjust the Price set forth on Exhibit A hereto.”

4.	OBLIGATIONS OF THE CUSTOMER

4.1.	Second paragraph of Section 5.1 of the Agreement shall be replaced by the following:

“Customer shall supply Encap with the quantity of API required to manufacture the Product in the amount specified in Customer’s Purchase Order not less than [***] days prior to the requested delivery date of Product in an accepted Purchase Order within the first [***] months as of the execution of this Amendment, thereafter API is to be supplied not less than [***] days prior to the requested delivery date in an accepted Purchase Order. Customer shall also provide Encap with an additional amount of API to allow for normal waste and breakage in the manufacturing process. Such additional amount shall be based on the actual amount of API loss experienced in the manufacture of the initial [***] batches of Product, but such API loss shall not exceed [***] of the amount necessary to manufacture Product without Customer prior written agreement (excluding material for lab testing and retain) (“Loss Allowance”). The actual Loss Allowance experienced by Encap in the manufacture of Product shall be reconciled on an annual basis with the first such adjustment to occur at the end of [***]. The Parties shall determine the Loss Allowance for Product beginning [***] and beyond based on actual performance data but not to exceed [***]. Additionally, the agreed upon Loss Allowance shall be subject to recalculation on an annual basis to account for increases in efficiencies by Encap in the manufacture of Product. Encap shall not be responsible for any failure to deliver or any delivery delay of Product due to the failure of Customer to deliver or cause delivery of API in the time specified in this Section. In the event of any loss or damage to API while in the possession of Encap in excess of the Loss Allowance, Encap’s sole and exclusive liability to Customer related to or arising out of such loss shall be limited to reimbursement of Customer for replacement API at the actual cost thereof plus any additional direct costs of the API including shipping, handling and importation costs. Customer shall retain title to API and all Customer supplied materials at all times, and Customer shall bear the risk of loss thereof until the time API and/or Customer supplied materials are delivered to Encap’s loading dock at the Facility.”

5.	OBLIGATIONS OF ENCAP

5.1.	Section 6.1 of the Agreement shall be replaced by the following:

“6.1 Manufacture of the Product, Raw Materials and API. Encap shall manufacture and supply Product in accordance with the Specifications. Encap shall execute process validation batches and perform validation services with protocols, time lines and pricing as agreed to between the Parties in writing.

Promptly following execution of this Agreement, Encap shall commence such activities as necessary to ensure that it has sufficient capacity to meet its Product supply obligations hereunder which activities shall include recruitment of personnel and construction of additional clean rooms as are necessary to ensure Encap’s ability to meet its supply obligations set forth in this Agreement.

Encap shall be responsible for procuring raw materials from vendors qualified by Customer, inspecting and releasing adequate raw materials in accordance with the Specifications as necessary to meet the Firm Order, unless otherwise agreed to by the Parties in writing. Encap shall keep safety stock of raw materials required for the manufacture of the Product of at [***] days of the twelve (12) month rolling forecast. In case the Customer fails to place Purchase Orders in line with the quantities set out in the corresponding Forecast period, Encap is entitled to pass the material costs on to the Customer should the raw materials purchased become expired.”

6.	LIMITATION ON LIABILITY.

6.1.	The following shall be added at the end of Section 11.4:

“NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 11.4 SHALL LIMIT OR CAP ENCAP’S LIABILITY IN THE EVENT OF ENCAP’S GROSS NEGLIGENCE OR WILFUL MISCONDUCT.”

7.	TERMINATION

7.1.	Section 14.3 of the Agreement shall be replaced by the following:

“14.3 Termination by Encap. Encap shall be entitled to terminate this Agreement without any penalty if Customer breaches its payment obligations [***] during the Term, provided that with respect to any breach of a payment obligation, Customer shall have [***] days to cure such breach from the date of written notification from Encap that a breach has occurred.

In addition, [***] post commercial launch of the Product, Encap may terminate this Agreement without cause with at least [***] advance written notice to Customer. For further clarity, the earliest effective date of termination of this Agreement through Encap would be [***] years from commercial launch of the Product.

8.	MISCELLANEOUS

8.1.	Section 16.2 of the Agreement shall be replaced by the following:

“16.2 Successors and Assigns. Customer may assign this Agreement without the prior written consent of Encap.”

9.	EXHIBIT A COMMERCIAL TERMS

9.1.	The Section “Pricing” shall be replaced by the following:

[***]

*Price based on an Order Quantity of a minimum of [***] batches; it includes conversion cost, raw materials, empty capsules but excludes API (provided by the Customer). The batch size is [***] capsules.

10.	EXHIBIT B RELEASE SPECIFICATIONS

10.1.	Release Specification of Testosterone Undecanoate Capsules Drug Product Specifications 75mg is deleted.

11.	OTHERS

11.1.	Save as amended by this Amendment #01, the terms of the Agreement shall continue in force and effect unmodified.

11.2.	This Amendment #01 shall effective as of the date of the last signature below.

11.3.	The Parties agrees that the electronic signatures, whether digital or encrypted, of the parties included in this Amendment #01 are intended to authenticate this writing and to have the same force and effect as manual signatures. Delivery of a copy of this Amendment #01 or any other document contemplated hereby bearing an original or electronic signature by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original or electronic signature.

In witness thereof, the Parties have executed this Amendment #01:

Livingston, this	Salt Lake City, this
MW Encap Ltd.	Lipocine Inc.

/s/ Peter Burema	/s/ Morgan Brown
Peter Burema	Morgan Brown
CEO	EVP and CFO